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                                                               Exhibit (h)(1)(c)




                                AMENDED EXHIBIT A
                             NATIONWIDE MUTUAL FUNDS
                          Fund Administration Agreement


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Funds of the Trust                                            Fund Administration Fees
------------------                                            ------------------------
Nationwide Fund                                               For each of the Nationwide Funds
Nationwide Growth Fund                                        and the Morley Capital Accumulation
Nationwide Mid Cap Growth Fund                                Fund,
Nationwide Bond Fund                                          0.07% on assets up to $250 million
Nationwide Tax-Free Income Fund                               0.05% on assets of $250 million and
Nationwide Long-Term U.S. Government Bond Fund                      more but less than $1 billion
Nationwide Intermediate U.S. Government Bond Fund             0.04% on assets of $1 billion and more
Nationwide Money Market Fund
Nationwide Small Cap Value Fund II*
Nationwide High Yield Bond Fund*
Nationwide Focus Fund*
Morley Capital Accumulation Fund**
Morley Enhanced Income Fund*

Nationwide S&P 500 Stock Index Fund                           For the S&P 500 Index Fund,
(the "S&P 500 Index")                                         0.05% on assets up to $1 billion
                                                              0.04% on assets of $1 billion and more

Prestige Large Cap Value Fund                                 For each of the Prestige Funds,*
Prestige Large Growth Fund                                    0.10% on assets up to $250 million
Prestige Small Cap Fund                                       0.06% on assets of $250 million
Prestige Balanced Fund                                              and more but less than $1 billion
Prestige International Fund                                   0.04% on assets of $1 billion and more
(the "Prestige Funds")

The Aggressive Fund                                           For the Asset Allocation Funds,*
The Moderately Aggressive Fund                                0.07% on assets up to $250 million
The Moderate Fund                                             0.05% on assets of $250 million and more
The Moderately Conservative Fund
The Conservative Fund
(the "Asset Allocation Funds")

Nationwide Small Cap Index Fund***                            0.27% on assets up to $250 million
                                                              0.24% on assets of $250 million and more
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
Nationwide International Index Fund***                        0.34% on assets up to $250 million
                                                              0.31% on assets of $250 million and
                                                                    more

Nationwide Bond Index Fund***                                 0.29% on assets up to $250 million
Nationwide Mid Cap Index Fund II***                           0.26% on assets up of $250 million
                                                                    and more


*Subject to a $75,000 annual minimum fee.
**Subject to a $50,000 annual minimum fee.
*** Subject to a $75,000 annual minimum fee.
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                                            NATIONWIDE MUTUAL FUNDS


                                            By:
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                                            Title:
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                                            VILLANOVA SA CAPITAL TRUST


                                            By:
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                                            Title:
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